Exhibit 99.1

News Release

Contact:	Chris Ripley, Chief Financial Officer
Lucy Rutishauser, SVP-Corporate Finance & Treasurer
(410) 568-1500

SINCLAIR REPORTS FIRST QUARTER 2014 FINANCIAL RESULTS

•    REPORTS $0.27 DILUTED EARNINGS PER SHARE

•    DECLARES $0.15 QUARTERLY DIVIDEND PER SHARE

BALTIMORE (May 7, 2014) — Sinclair Broadcast Group, Inc. (Nasdaq: SBGI), the “Company” or “Sinclair,” today reported financial results for the three months ended March 31, 2014.

“There were many positives in the first quarter that reflect our solid underlying fundamentals, despite the slower than usual start to the year due to the impact of the severe and frigid weather in many of our markets,” commented David Smith, President and CEO of Sinclair.  “The first quarter benefited from incremental Super Bowl, Olympic and retransmission consent fee revenues, while political revenues exceeded expectations.  We also benefited from lower television operating expenses across many of our stations.  Our main focus now is on closing the Allbritton station acquisition and lobbying to reform broadcast ownership regulatory inequality.”

Three Months Ended March 31, 2014 Financial Results:

•                  Net broadcast revenues from continuing operations increased 47.8% to $373.9 million, versus $252.9 million in the prior year period.

•                  Operating income was $81.0 million, an increase of 27.2% versus $63.7 million in the prior year period.

•                  Net income attributable to the Company was $27.2 million, versus net income of $17.0 million in the prior year period.

•                  Diluted earnings per common share was $0.27 compared to $0.21 in the prior year period.

Three Months Ended March 31, 2014 Operating Highlights:

•                  Political revenues were $6.1 million versus $0.9 million in the first quarter of 2013.  The Super Bowl, which aired on our 31 FOX stations, generated $8.2 million in revenues versus $2.5 million in the first quarter of 2013 when it aired on our 11 CBS stations.  The Olympics, which aired on our 12 NBC stations, generated $3.7 million in the first quarter of 2014.

•                  Local net broadcast revenues, which include local time sales, retransmission revenues, and other broadcast revenues, were up 49.6% versus the first quarter of 2013, while national net broadcast revenues, which include national time sales and other national broadcast revenues, were up 40.9% versus the first quarter of 2013.

•                  Excluding political revenues, local net broadcast revenues increased 49.3% and national net broadcast revenues increased 32.6% versus the first quarter of 2013.

•                  Our fastest growing advertising categories included services, medical, schools and furniture.  Categories that declined were direct response, and weather-sensitive categories including retail, fast food, restaurants, and automotive versus first quarter of 2013.

Recent Corporate Developments

•                  In February 2014, the Company announced its intent to repurchase up to $100.0 million of its class A common stock in the open market.  In March 2014, the Company announced that the Board of Directors had approved an additional $150.0 million to the existing authorization.  During the quarter, the Company repurchased $82.4 million of its shares.

•                  In February 2014, Sinclair’s stations, KUTV and KMYU in Salt Lake City, UT, together with other broadcasters, won a preliminary injunction throughout the Tenth Circuit against Aereo infringing on copyrighted material.

•                  In March 2014, the Company entered into a definitive agreement to purchase the assets of WGXA, the FOX affiliate, which also broadcasts ABC as a multicast, in Macon, Georgia for $33.0 million.  The transaction is expected to close in the third quarter of 2014, subject to the approval of the FCC.

•                  In March 2014, the Company proposed a restructuring of its pending acquisition of the Allbritton television stations in order to meet objections of the FCC.  As part of that restructuring, the Company proposed selling and has engaged Moellis & Company to sell stations WHP (CBS in Harrisburg, PA), WMMP (MNT in Charleston, SC) and WABM (MNT in Birmingham, AL).  Sinclair would also discontinue providing services to WTAT (FOX in Charleston, SC) and would transfer to the buyer of WHP, the rights under an existing local marketing agreement to provide services to WLYH (CW in Harrisburg).

•                  In April 2014, the Company reached a multi-year retransmission consent agreement with Charter Communications.

Balance Sheet and Cash Flow Highlights:

•                  Debt on the balance sheet, net of $317.8 million in cash and cash equivalents, was $2,709.7 million at March 31, 2014 versus net debt of $2,753.9 million at December 31, 2013.

•                  As of March 31, 2014, 71.4 million class A common shares and 26.0 million class B common shares were outstanding, for a total of 97.4 million common shares outstanding.  During the quarter the company repurchased 2.9 million class A common shares in the open market.

•                  In March 2014, the Company paid a $0.15 per share quarterly cash dividend to its shareholders.

•                  Capital expenditures in the first quarter of 2014 were $11.9 million.

•                  Program contract payments were $24.0 million in the first quarter of 2014.

Notes:

Presentation of financial information for the prior year has been reclassified to conform with the presentation of generally accepted accounting principles for the current year.

Outlook:

The following acquisitions closed during 2013 and, therefore, the results of these acquired stations were not included in the corresponding 2013 periods, pre-acquisition: the COX stations (May 1, 2013), WUTB (June 3, 2013), the Fisher stations (August 8, 2013), the Titan and El Paso stations (October 1, 2013), the Portland, ME station (November 1, 2013), the Reno, NV station (November 22, 2013), and the Barrington stations (November 22, 2013).  The Allbritton, Macon and New Age stations are not included in the Outlook section as they have not yet closed.

“As we look to the remainder of the year, early indications are that the political season could heat up more than we originally anticipated,” commented David Amy, Executive Vice President and Chief Operating Officer.  “The automotive industry also appears to be redeploying advertising budgets that they reduced as a result of the bad weather that impacted much of the country in the first quarter.  Although we are seeing some weakness in FOX prime-time, CBS ratings remain strong and NBC ratings are improving.  For the upcoming Fall season, we have added major syndicated programs to many station line-ups, adding more strength to those stations.”

The Company currently expects to achieve the following results for the three months ending June 30, 2014 and year ending December 31, 2014:

Second Quarter 2014

•                  Net broadcast revenues from continuing operations, before barter, are expected to be approximately $396.1 million to $399.6 million, up 41.8% to 43.1% year-over-year.  Embedded in these anticipated results are:

•                  $10.5 million in political revenues as compared to $1.5 million in the second quarter of 2013.

•                  Barter and trade revenue are expected to be approximately $26.1 million.

•                  Barter expense is expected to be approximately $23.6 million.  Trade expense is included in television expenses (defined below).

•                  Station production expenses and station selling, general and administrative expenses (together, “television expenses”), excluding barter expense but including trade expense of $2.5 million, are expected to be approximately $221.2 million.  Trade expense has historically been forecasted with barter expense but is currently forecasted in television expenses.

•                  Program contract amortization expenses are expected to be approximately $23.2 million.

•                  Program contract payments are expected to be approximately $23.6 million.

•                  Corporate overhead is expected to be approximately $16.0 million, which includes $2.6 million of stock-based compensation.

•                  Other operating division revenues less other operating division expenses are expected to be $4.2 million of income, assuming current equity interests.

•                  Depreciation on property and equipment is expected to be approximately $24.0 million, assuming the capital expenditure assumption below.

•                  Amortization of acquired intangibles is expected to be approximately $24.7 million.

•                  Net interest expense is expected to be approximately $39.3 million, assuming no changes in the current interest rate yield curve and changes in debt levels based on the assumptions discussed in this “Outlook” section and the recent redemptions and financings.

•                  Cash taxes paid are expected to be approximately $26.5 million, based on the assumptions discussed in this “Outlook” section.  The Company’s effective tax rate is expected to be approximately 36.0%.

•                 Capital expenditures are expected to be approximately $22.7 million.

Full Year 2014

•                  Barter and trade revenue is expected to be approximately $103.4 million.

•                  Barter expense is expected to be approximately $93.4 million.

•                  Station production expenses and station selling, general and administrative expenses (together, “television expenses”), excluding barter expense but including trade expense of $10.0 million, are expected to be approximately $887.4 million.

•                  Stock-based compensation expense is expected to be $5.5 million.

•                  Program contract amortization expense is expected to be approximately $101.6 million.

•                  Program contract payments are expected to be approximately $93.2 million.

•                  Corporate overhead is expected to be approximately $59.3 million.

•                  Stock-based compensation expense is expected to be approximately $9.2 million.

•                  Other operating division revenues less other operating division expenses are expected to be $15.6 million of income, assuming current equity interests.

•                  Depreciation on property and equipment is expected to be approximately $96.3 million, assuming the capital expenditure assumption below.

•                  Amortization of acquired intangibles is expected to be approximately $98.8 million.

•                  Net interest expense is expected to be approximately $156.9 million (approximately $148.9 million on a cash basis), assuming no changes in the current interest rate yield curve and changes in debt levels based on the assumptions discussed in this “Outlook” section.

•                  The Company’s effective tax rate is expected to be approximately 35.6%.

•                  Capital expenditures are expected to be $69.4 million, which assumes investments in HD news, master control upgrades, and building consolidation projects.

“Discontinued Operations” accounting has been adopted in the financial statements for all periods presented in this press release for the sale of WLAJ-TV, our ABC affiliate in Lansing, Michigan which closed in March 2013, and for the sale of WLWC-TV, our CW affiliate in the Providence, RI/New Bedford, MA market, which closed in April 2013.  Therefore, the related results from operations, net of related income taxes, have been reclassified from income from continuing operations and reflected as net income from discontinued operations.  Prior current year amounts have been reclassified to conform to current year GAAP presentation.

Sinclair Conference Call:

The senior management of Sinclair will hold a conference call to discuss its first quarter 2014 results on Wednesday, May 7, 2014, at 9:30 a.m. ET.  After the call, an audio replay will be available at www.sbgi.net under “Investor Information/Earnings Webcast.”  The press and the public will be welcome on the call in a listen-only mode.  The dial-in number is (877) 407-8033.

About Sinclair:

Sinclair Broadcast Group, Inc. is the largest and one of the most diversified television broadcasting companies with affiliations with all the major networks.  Sinclair’s television group will reach approximately 38.9% of U.S. television households.  Sinclair owns equity interests in broadcast transmission-related companies and various non-broadcast related companies.  The Company regularly uses its website as a key source of Company information which can be accessed at www.sbgi.net.

Forward-Looking Statements:

The matters discussed in this news release, particularly those in the section labeled “Outlook,” include forward-looking statements regarding, among other things, future operating results.  When used in this news release, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” “estimates,” and similar expressions are intended to identify forward-looking statements.  Such statements are subject to a number of risks and uncertainties.  Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including, but not limited to, the impact of changes in national and regional economies, the volatility in the U.S. and global economies and financial credit markets which impact our ability to forecast, our ability to integrate acquired businesses and maximize operating synergies, our ability to obtain necessary governmental approvals and financing for announced acquisitions, successful execution of outsourcing agreements, pricing and demand fluctuations in local and national advertising, volatility in programming costs, the market’s acceptance of new programming and performance of, the CW Television Network and MyNetworkTV programming, our news share strategy, our local sales initiatives, the execution of retransmission consent agreements, our ability to identify and consummate investments in attractive non-television assets and to achieve anticipated returns on those investments once consummated, and any other risk factors set forth in the Company’s most recent reports on Form 10-Q, Form 10-K and Form 8-K, as filed with the Securities and Exchange Commission.  There can be no assurances that the assumptions and other factors referred to in this release will occur.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.

Sinclair Broadcast Group, Inc. and Subsidiaries

Preliminary Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31,
	2014	2013
REVENUES:
Station broadcast revenues, net of agency commissions	$373,881	$252,925
Revenues realized from station barter arrangements	24,025	18,230
Other operating divisions revenues	14,742	11,463
Total revenues	412,648	282,618
OPERATING EXPENSES:
Station production expenses	127,039	80,433
Station selling, general and administrative expenses	81,925	51,938
Expenses recognized from station barter arrangements	21,477	16,014
Amortization of program contract costs and net realizable value adjustments	23,941	18,861
Other operating divisions expenses	12,325	9,869
Depreciation of property and equipment	24,378	14,595
Corporate general and administrative expenses	15,835	11,250
Amortization of definite-lived intangible assets	24,728	16,002
Total operating expenses	331,648	218,962
Operating income	81,000	63,656
OTHER INCOME (EXPENSE):
Interest expense and amortization of debt discount and deferred financing costs	(39,538)	(37,697)
Income (loss) from equity and cost method investments	98	(1,052)
Other income, net	917	457
Total other expense, net	(38,523)	(38,292)
Income from continuing operations before income taxes	42,477	25,364
INCOME TAX PROVISION	(14,820)	(8,849)
Income from continuing operations	27,657	16,515
DISCONTINUED OPERATIONS:
Income from discontinued operations, includes income tax provision of $0 and $292, respectively	—	355
NET INCOME	27,657	16,870
Net (income) loss attributable to the noncontrolling interests	(499)	127
NET INCOME ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP	$27,158	$16,997
Dividends declared per share	$0.15	$0.15

BASIC AND DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP:
Basic earnings per share from continuing operations	$0.27	$0.20
Basic earnings per share	$0.27	$0.21
Diluted earnings per share from continuing operation	$0.27	$0.20
Diluted earnings per share	$0.27	$0.21
Weighted average common shares outstanding	98,824	81,191
Weighted average common and common equivalent shares outstanding	99,502	82,064

AMOUNTS ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP COMMON SHAREHOLDERS:
Income from continuing operations, net of tax	$27,158	$16,642
Income from discontinued operations, net of tax	—	355
Net income	$27,158	$16,997

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